UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2007

ETHANEX ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-129810	Pending
(Commission File Number)	(IRS Employer Identification No.)

14500 Parallel Road, Suite A, Basehor, KS	66007
(Address of Principal Executive Offices)	(Zip Code)

(913) 724-4106

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Buhler Agreement

On April 20, 2007, Ethanex Energy, Inc. (the “Company”) entered into a Joint Marketing Agreement (the “Marketing Agreement”) with Buhler, Inc. (“Buhler”), a Minnesota company. Pursuant to the Marketing Agreement, the Company and Buhler have agreed to collaborate on and jointly market a bio-refinery ethanol production system. A copy of the press release announcing the agreement is filed herewith as an exhibit.

Pursuant to the terms of the Marketing Agreement, the parties have agreed to grant the other party a right of first participation in all sales related to the bio-refinery ethanol production system. In addition, the Company has an option to acquire one of Buhler’s corn fractionation systems on or before May 31, 2007. The Company also has an option to purchase two additional corn fractionation systems from Buhler on or before December 31, 2007. The Buhler corn fraction system is a proprietary corn processing system using Buhler roller mills and other designated equipment and processes that produces corn endosperm, bran and “whole” germ fractions for use in the production of fuel ethanol and ethanol co-products. Notwithstanding the foregoing, the Company has the option to cancel the purchase agreement to acquire the first Buhler corn fractionation system upon written notice to Buhler.

Amendment to Registration Rights Agreement

On May 3, 2007, the Company entered into an amendment to that certain Registration Rights Agreement, dated as of August 3, 2006, by and between the Company and the holders listed on Exhibit A thereto. Pursuant to the terms of the Registration Rights Agreement, the Company was obligated to cause the Registration Statement on Form SB-2, as amended, that it filed with the Securities and Exchange Commission on January 3, 2007 to be declared effective by the SEC by April 30, 2007 or pay a penalty of 1% of the purchase price of the securities covered by the Registration Rights Agreement for each 30-day period the Registration Statement was not declared effective. Pursuant to the amendment, holders of a majority of the securities covered by the Registration Rights Agreement agreed to grant the Company a 60-day extension. As a result of the amendment, the Company has until June 29, 2007 to cause the Registration Statement to be declared effective by the SEC. If the Company fails to have the Registration Statement declared effective by the new deadline, the Company will be obligated to pay the holders of securities covered by the Registration Rights Agreement (i) a one-time penalty of 3% of the purchase price of the securities covered by the agreement plus (ii) the 1% penalty for each 30-day period after June 29, 2007 that the Registration Statement is not declared effective.

The foregoing description of the Marketing Agreement and the amendment do not purport to be complete and are qualified in there entirety by reference to the Marketing Agreement and the Amendment. A copy of Marketing Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 30, 20076 and incorporated herein by reference. A copy of the amendment is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On April 28, 2007, SEMO Milling, LLC (“SEMO”) sent a letter to the Company, informing it that they were terminating the Joint Venture Agreement, dated as of August 4, 2006, by and between SEMO and the Ethanex Energy North America, Inc., a wholly owned subsidiary of the Company, relating to the construction of a 100 million gallon per year nameplate ethanol production plant to be co-located with a dry corn mill production facility being constructed by SEMO near Cape Girardeau, Missouri. The Company and SEMO are engaged in ongoing discussions regarding mutually agreeable terms for the ongoing development of the SEMO Port site.

Neither the registrant nor it affiliates had any material relationship with SEMO other then in respect of the Joint Venture Agreement.

A copy of the termination letter is filed as Exhibits 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On May 3, 2007, the Company and Buhler issued a press release announcing the Marketing Agreement. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Registration Rights Agreement, dated May 3, 2007, between Ethanex Energy, Inc. and the signatories thereto.
99.1	Termination Letter, dated April 28, 2007, from SEMO Milling, LLC.
99.2	Press Release of Ethanex Energy, Inc. and Buehler, Inc., dated May 3, 2007.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETHANEX ENERGY, INC.

Date: May 4, 2007	By:	/s/ Albert W. Knapp
By: Albert W. Knapp
Its: Chief Executive Officer